EXHIBIT 16.1

November 17, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Embark Technology, Inc. (formerly Northern Genesis Acquisition Corp. II) under Item 4.01 of Form 8-K dated November 17, 2021. We agree with the statements concerning our firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Embark Technology, Inc. contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP